As filed with the Securities and Exchange Commission on September 11, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

O2MICRO INTERNATIONAL LIMITED

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Grand Pavilion Commercial Centre, West Bay Road

P.O. Box 32331 Grand Cayman KY1-1209, Cayman Islands

(Address of Principal Executive Offices)(ZIP Code)

O2Micro International Limited 1999 Employee Stock Purchase Plan

(Full Title of Plans)

Sterling Du

Chief Executive Officer

O2Micro International Limited

c/o O2Micro, Inc.

3118 Patrick Henry Drive

Santa Clara, California 95054

(408) 987-5920

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Justin Bastian, Esq.

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, CA 94304-1018

(650) 813-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐            Accelerated filer  ☒            Non-accelerated filer  ☐            Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Ordinary Shares, $0.00002 par value	20,000,000 shares (4)	$0.0952	$1,904,000	$75.00

(1)	The ordinary shares registered hereby may be represented by the Registrant’s American Depositary Shares, each of which represents 50 ordinary shares. American Depositary Shares issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 filed with the Commission on November 7, 2005 (File No. 333-129523).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported for the Registrant’s American Depositary Shares as quoted on the Nasdaq Global Select Market on September 4, 2008, or $0.0952 (as adjusted to reflect the 1 to 50 ratio of American Depositary Shares to ordinary shares), for an aggregate offering price of $1,904,000.

(4)	The Registrant’s 1999 Employee Stock Purchase Plan had authorized the issuance of 50,000,000 ordinary shares (taking into account a 50-to-1 stock split with respect to the Registrant’s Ordinary Shares on November 25, 2005), which shares have been registered under a registration statement on Form S-8 filed with the Commission on October 2, 2000. The 20,000,000 ordinary shares being registered pursuant to this Registration Statement represents the amount of additional ordinary shares authorized to be issued under the Registrant’s 1999 Employee Stock Purchase Plan.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

EXPLANATORY NOTE

The 20,000,000 Ordinary Shares of O2Micro International Limited, a Cayman Islands corporation (the “Registrant”), being registered pursuant to this Registration Statement on Form S-8 (this “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) are in addition to the 50,000,000 Ordinary Shares (taking into account a 50-to-1 stock split with respect to the Registrant’s Ordinary Shares on November 25, 2005) of the Registrant registered on the Registrant’s Form S-8 (File No. 333-12670) filed with the Commission on October 2, 2000 (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed (or that may be filed after the filing of this Registration Statement, as the case may be) by the Registrant with the Commission are incorporated by reference herein:

a. The Annual Report on Form 20-F of the Registrant for the fiscal year ended December 31, 2007 filed with the Commission on June 25, 2008;

b. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the Registrant’s fiscal year ended December 31, 2007;

c. The description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on August 16, 2000, as amended on November 23, 2005 and March 2, 2006, under the Exchange Act, including any future amendment or report filed for the purpose of updating such description; and

d. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 8.	Exhibits.

4.1	Memorandum and Articles of Association, as amended, of the Registrant (incorporated by reference to Exhibit 1 to the Annual Report on Form 20-F filed by the Registrant on June 19, 2007).

4.2	Specimen Share Certificate of the Registrant (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form 8-A filed on November 23, 2005).

4.3	Form of Deposit Agreement among the Registrant, The Bank of New York, as depositary, and owners and beneficial owners of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 1 to the Registration Statement on Form F-6 filed on November 7, 2005).

4.4	Specimen American Depositary Receipt (incorporated by reference to Exhibit 1 to the Registration Statement on Form F-6 filed on November 7, 2005).

5.1	Opinion of Maples and Calder.

23.1	Consent of Maples and Calder (contained in Exhibit 5.1).

23.2	Consent of Deloitte & Touche, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (see Signature Page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, O2Micro International Limited, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on September 11, 2008.

O2MICRO INTERNATIONAL LIMITED

By:	/s/ Sterling Du
Sterling Du
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Sterling Du as his true and lawful attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Sterling Du Sterling Du	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 11, 2008

/s/ Perry Kuo Perry Kuo	Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	September 11, 2008

/s/ James Keim James Keim	Head of Marketing & Sales and Director	September 11, 2008

/s/ Michael Austin Michael Austin	Director	September 11, 2008

/s/ Ji Liu Ji Liu	Director	September 11, 2008

/s/ Keisuke Yawata Keisuke Yawata	Director	September 11, 2008

/s/ Lawrence Lin Lawrence Lin	Director	September 11, 2008

/s/ Xiaolang Yan Xiaolang Yan	Director	September 11, 2008

/s/ Teik Seng Tan Teik Seng Tan	Director	September 11, 2008

INDEX TO EXHIBITS

Exhibit Number	Document

4.1	Memorandum and Articles of Association, as amended, of the Registrant (incorporated by reference to Exhibit 1 to the Annual Report on Form 20-F filed by the Registrant on June 19, 2007).

4.2	Specimen Share Certificate of the Registrant (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form 8-A filed on November 23, 2005).

4.3	Form of Deposit Agreement among the Registrant, The Bank of New York, as depositary, and owners and beneficial owners of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 1 to the Registration Statement on Form F-6 filed on November 7, 2005).

4.4	Specimen American Depositary Receipt (incorporated by reference to Exhibit 1 to the Registration Statement on Form F-6 filed on November 7, 2005).

5.1	Opinion of Maples and Calder.

23.1	Consent of Maples and Calder (contained in Exhibit 5.1).

23.2	Consent of Deloitte & Touche, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (please see signature page to this Registration Statement).